UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

On November 25, 2013 (the “Closing Date”) Cyclone Power Technologies, Inc. (the “Company”) closed a securities purchase agreement (the “Purchase Agreement”) with LG Capital Funding LLC, a New York company (“LG”). Pursuant to the terms of the Purchase Agreement, LG purchased from the Company a $46,000 Convertible Promissory Note (the “Note”), bearing 10% interest, which matures August 21, 2014.

The principal amount of the Note can be converted to common stock of the Company after 180 days from issuance at a 44% discount to the average of the two lowest closing prices during the previous 10 trading days. The Company may prepay the Note within the first six months at a premium. The Note bears standard price protection provisions should the Company issue shares at a greater conversion discount, as well as piggy-back registration rights. There are no warrants or other rights attached to the Note.

The Note was not registered under the Securities Act of 1933 (the Act) and was issued pursuant to an exemption from registration under Section 4(2) of the Act.

The descriptions of the Purchase Agreement and the Note set forth above are qualified in their entirety by reference to the full text of each such agreement, provided as Exhibits hereto.

ITEM 2.03     Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 3.02     Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, LG is an “accredited investor” and/or qualified institutional buyer and LG has access to information about us and its investment.

ITEM 9.01     Financial Statements and Exhibits

(d)  Exhibits

10.30

Securities Purchase Agreement by and between the Company and LG, with a signing date of November 21, 2013.

10.31

Convertible Promissory Note by and between the Company and LG, with a signing date of November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 2, 2013

CYCLONE POWER TECHNOLOGIES, INC.

By:

  /s/  Harry Schoell

Harry Schoell

Chairman

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